Exhibit 99.1

Off The Hook Yachts Completes Acquisition of Apex Marine Companies, Creating Mega Service, Refurbishment & Sales Hub for Global Customers

Wilmington, NC – May 14, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and one of the largest buyers and sellers of used boats in the United States, today announced that it has closed the acquisition of Apex Marine Companies (“APEX”), a premier South Florida marine service, storage, and sales operation.

The acquisition delivers strategically located South Florida facilities, a highly skilled full-service team, and infrastructure that immediately enhances Off the Hook’s operational efficiency, refurbishment capacity, and global sales reach. APEX’s facilities include prime storage and service locations, haul-out capacity up to 150 metric tons and vessels up to 130 feet, and comprehensive in-house teams covering repair, refit, and refurbishment. This allows Off the Hook to process the majority of acquired inventory internally.

“The integration of these capabilities is already generating millions of dollars in annual cost savings by reducing third-party service dependencies, lowering transportation costs, accelerating turnaround times, and delivering higher-quality refurbishments,” said Brian John, CEO. “This centralized approach allows us to standardize refurbishment quality, reduce cycle times from acquisition to resale, and scale inventory without proportional overhead increases.”

With the centralized campus now operational, Off the Hook has created a destination where buyers from around the world can access tens of millions of dollars in inventory at a single location near Fort Lauderdale and Miami — a major step toward transforming the used boat market. “This acquisition is fundamentally about operational dominance through infrastructure,” said Jason Ruegg, Founder of Off the Hook Yachts. “Facilities like these are unique in South Florida. Bringing service, storage, and hauling in-house is a game changer for our efficiency, margins, and ability to scale.”

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

chadcorbin@offthehookys.com

Investor Relations

ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.